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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

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
                                                         Jurisdiction of
Name                                                     Incorporation
Kulicke and Soffa AG                                     Switzerland

Kulicke and Soffa (Asia) Ltd.                            Hong Kong

Kulicke and Soffa (Japan) Ltd.                           Japan and Delaware

Kulicke and Soffa (Israel) Ltd.                          Israel

Kulicke and Soffa Investments, Inc.                      Delaware

Micro Swiss Ltd.                                         Israel

Kulicke and Soffa Leasing, Inc.                          Delaware

Kulicke & Soffa Singapore Inc.                           Delaware

Kulicke & Soffa Export Inc.                              Barbados

Circle "S" Industries, Inc.                              Alabama

American Fine Wire Corporation                           Alabama

American Fine Wire Ltd.                                  Cayman Islands

Mueller Feindraht, AG                                    Switzerland
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